Exhibit 4.8

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

INTERNATIONAL BUSINESS MACHINES CORPORATION

5.200% Note due 2035

CUSIP 459200 LJ8
ISIN US459200LJ85

No.: R-[●]

INTERNATIONAL BUSINESS MACHINES CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $[500,000,000][●] ([FIVE HUNDRED][●] MILLION DOLLARS), at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, or any other office or agency designated by the Company for that purpose, on February 10, 2035, in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on February 10 and August 10 of each year, commencing August 10, 2025, on said principal sum at said office or agency, in like coin or currency, at the rate of 5.200% per annum, from the February 10 or August 10 next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on the Notes (as defined on the reverse hereof), in which case from February 10, 2025, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after the fifteenth calendar day preceding a February 10 or August 10, as the case may be, and before such February 10 or August 10, this Note shall bear interest from such February 10 or August 10; provided however, that if the Company shall default in the payment of interest due on such February 10 or August 10, then this Note shall bear interest from the next preceding February 10 or August 10 to which interest has been paid, or, if no interest has been paid on the Notes, from February 10, 2025. The interest so payable on February 10 or August 10 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the fifteenth calendar day preceding such February 10 or August 10, unless the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest, at the option of the Company, may be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered holders of Notes not less than ten days preceding such special record date or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the person entitled thereto. Interest on this Note will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

[signatures follow]

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: February 10, 2025	INTERNATIONAL BUSINESS MACHINES CORPORATION

[SEAL]

by

by

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated herein issued under the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

by
Authorized Signatory

[Signature Page to USD 2035 Note]

This security is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the “Securities”), of the series hereinafter specified, all issued or to be issued under an indenture dated as of October 1, 1993, duly executed and delivered by the Company to The Bank of New York Mellon, a New York banking corporation, as trustee (hereinafter called the “Trustee”), as supplemented by the First Supplemental Indenture dated as of December 15, 1995, between the Company and the Trustee, as trustee (hereinafter called the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may have different conversion prices (if any), may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Security is one of a series designated as the 5.200% Notes due 2035 of the Company (hereinafter called the “Notes”) issued under the Indenture.

The Notes may be redeemed, as a whole or in part, at the Company’s option, at any time or from time to time, upon notice (by mail, electronic delivery or otherwise in accordance with the depositary’s procedures) not less than 10 days nor more than 60 days prior to the date fixed for redemption to holders of the Notes. Prior to the Par Call Date, the redemption price (expressed as a percentage of principal amount and rounded to three decimal places) for the Notes will be equal to the greater of:

•	(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below, plus 15 basis points less (b) interest accrued to the date of redemption, and

•	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued interest, if any, to the redemption date.

On and after the Par Call Date, the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued interest, if any, to the redemption date.

“Par Call Date” means November 10, 2034 (three months prior to the maturity date of the Notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices, expressed as a percentage of principal amount, at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Company will notify the Trustee of the redemption price promptly after the calculation thereof and the Trustee shall not be responsible or liable for any calculation of the redemption price or of any component thereof, or for determining whether manifest error has occurred.

On and after the redemption date, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the redemption price and accrued interest. On or before the redemption date, the Company will deposit with a Paying Agent, or the Trustee, money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $100,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof together with interest accrued thereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of all series to be affected (acting as one class), to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of such series to be affected; provided however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of the principal of, or any installment of principal of or interest on, or the currency of payment of, any Security; (ii) reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof; (iii) impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof (or, in the case of redemption, on or after the redemption date); (iv) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (v) change any obligation of the Company, with respect to outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or (vi) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding Securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the holders of all the Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series or in respect of a covenant or provision which cannot be modified without the consent of the Holder of each outstanding Security of the series affected. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

The Indenture permits the Company to Discharge its obligations with respect to the Notes on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Notes.

If the Company shall, in accordance with Section 901 of the Indenture, consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, the successor shall succeed to, and be substituted for, the Person named as the “Company” on the face of this Note, all on the terms set forth in the Indenture.

The Notes are issuable in registered form without coupons in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City and State of New York.

Upon due presentation for registration of transfer of this Note at the office or agency of the Company for such registration in the Borough of Manhattan, The City and State of New York, or any other office or agency designated by the Company for such purpose, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of the principal of, premium, if any, and interest on this Note, as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice of the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

Individual certificates in respect of the Notes will not be issued in exchange for this Note, except in the limited circumstances set forth in the following sentence or as otherwise provided for in the Indenture. If DTC notifies the Company that it is unwilling or unable to continue as a clearing system in connection with this Note, or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor clearing system is not appointed by the Company within 90 days after receiving such notice from DTC or upon becoming aware that DTC is no longer so registered, the Company will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the Notes represented by this Note upon delivery of this Note for cancellation.

No recourse for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Unless otherwise defined in this Note, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.